Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This First Amendment to Amended and Restated Employment Agreement (this “Amendment”) is made and entered into this 26th day of June, 2019, by and between MutualBank (the “Bank”), MutualFirst Financial, Inc. (the “Company”) and Charles J. Viater (the “Employee”).

WHEREAS, the Employee, the Bank and the Company are parties to that certain Amended and Restated Employment Agreement dated as of September 21, 2016 (the “Employment Agreement”); and

WHEREAS, in order to extend the term of the Employee Agreement in a manner consistent with the Bank’s and the Company’s age limitation, the Employee, the Bank and the Company wish to amend the Employment Agreement in the manner herein provided.

NOW, THEREFORE, in consideration of the foregoing, and of the respective agreements of the parties herein, it is AGREED as follows:

1.       Section 2 of the Employment Agreement is hereby amended in its entirety, to read as follows:

“2.	Term. This Agreement shall terminate on November 30, 2021, subject to earlier termination as provided herein.”

2.       The terms of the Employment Agreement as in effect prior to this Amendment that are not amended hereby shall be and remain in full force and effect and are not affected by this Amendment.

3.       This Amendment may be executed in counterparts, each of which shall be an original and together shall constitute one agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

Attest: /s/ Melissa Greer	MUTUALBANK /s/ David W. Heeter
Melissa Greer, Corporate Secretary /s/ Melissa Greer	By: David W. Heeter Its: Chief Executive Officer MUTUALFIRST FINANCIAL, INC. /s/ David W. Heeter
Melissa Greer, Corporate Secretary	By: David W. Heeter Its: President and CEO EMPLOYEE /s/ Charles J. Viater
Charles J. Viater